Exhibit (d)(2)



                           MAXWELL SHOE COMPANY INC.
                        101 SPRAGUE STREET, P.O. BOX 37
                       READVILLE (BOSTON), MA 02137-0037



June 8, 2004

Jones Apparel Group, Inc.
250 Rittenhouse Circle
Bristol, Pennsylvania  19007
Attention:  Peter Boneparth

                       MUTUAL CONFIDENTIALITY AGREEMENT


Ladies and Gentlemen:

This confidentiality agreement (this "Agreement") is entered into as of the date set forth above between Maxwell Shoe Company Inc., a Delaware corporation (the "Maxwell"), and Jones Apparel Group, Inc. ("Jones"), a Pennsylvania corporation.

In connection with the consideration by each party hereto of a possible negotiated transaction, including, without limitation, a possible business combination or other business transaction (a "Transaction"), with the other party hereto and/or its subsidiaries, affiliates or divisions (references herein to each "party" shall include subsidiaries, affiliates and divisions of such party), each party is prepared to make available to the other party certain information concerning its business, financial condition, operations, assets and liabilities. As a condition to such information being furnished to the other party and the other party's directors, officers, employees, agents, representatives or advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors) (collectively, "Representatives"), each party agrees to treat any information concerning the other party (whether prepared by the other party, its advisors or otherwise and irrespective of the form of communication) which is or has been furnished to the party or its Representatives by the other party or by the other party's Representatives (herein collectively referred to as the "Evaluation Material") in accordance with the provisions of this Agreement, and to take or abstain from taking certain other actions hereinafter set forth.

Accordingly, each party hereby agrees that:

1. The term "Evaluation Material" shall include, without limitation, all financial, business, operating and other data, reports, interpretations, forecasts and records provided by each party or its Representatives concerning such party and all notes, analyses, compilations, studies, interpretations and other documents prepared by the other party or its Representatives that contain, reflect or are based upon, in whole or in part, such information. The term "Evaluation Material" shall not include information that (i) is or becomes publicly known other than as a result of a disclosure by the receiving party or its

     Representatives in breach of this Agreement, (ii) was in the receiving party's possession prior to its being furnished to the receiving party by the disclosing party or any of its Representatives, (iii) became available to the receiving party on a non-confidential basis from a source other than the disclosing party or any of its Representatives, or
     (iv) consists of information furnished or obtained pursuant to and in accordance with the license agreement, dated as of July 9, 1999 (as amended to date), between ANNE KLEIN, a division of Kasper, A.S.L., Ltd., and Maxwell and to which Jones Investment Co. Inc. is currently a party (it being understood that such information shall be subject to the provisions of such license agreement), provided that in the case of (ii) and (iii) above, the source of the information is not, to the knowledge of the receiving party, bound by a confidentiality agreement with, or any other contractual, legal or fiduciary obligation of confidentiality to, the disclosing party or any other person with respect to the information.

2. The Evaluation Material shall be kept confidential by each party and its Representatives and shall be used by each party and its Representatives solely for the purpose of evaluating a Transaction. Except as provided in, and in compliance with, paragraph 4 below, each party and its Representatives shall not disclose any of the Evaluation Material to any person (including, without limitation, any joint-venturer or provider of equity or debt financing, prospective or otherwise, or any of their subsidiaries, affiliates or divisions or any directors, officers, employees, agents, representatives or advisors of any of them (collectively, "Providers")) in any manner whatsoever, provided that each party may disclose the Evaluation Material (i) to the extent that the other party gives its prior written consent (provided that, upon the execution and delivery of a definitive agreement between the parties regarding a Transaction, such prior written consent shall not be required with respect to any disclosure to a Provider of debt financing) and (ii) to such party's Representatives that need to know information in the Evaluation Material for the sole purpose of evaluating a Transaction, so long as such Representatives agree to keep that information confidential in accordance with the terms of this Agreement. In any event, each party shall be responsible for a breach of this Agreement by its Representatives and, at its sole expense, shall take all reasonable actions, including court proceedings, to restrain its Representatives from prohibited or unauthorized disclosure or use of the Evaluation Material.

3. Except as required by law, rule, regulation, court order, subpoena or other legal process, each party and its Representatives shall not, without the prior written consent of the other party, disclose to any other person (including, without limitation, any Providers), other than such party's Representatives that need to know such information for the sole purpose of evaluating a Transaction, so long as such Representatives agree to keep that information confidential in accordance with the terms of this Agreement, (i) the fact that the Evaluation Material exists or has been made available to it or its Representatives, (ii) that discussions or negotiations are taking place concerning a Transaction or involving the other party with respect thereto or (iii) any of the terms, conditions or other facts with respect to a Transaction, including, without limitation, the status thereof or the subject matter of this Agreement. For purposes of this Agreement, the term "person" shall be broadly interpreted to include the media and any individual, corporation, partnership, group or other entity. Notwithstanding anything in this Agreement to the contrary, the parties agree and acknowledge that (a) a party may disclose matters that are described in clauses (i), (ii) and (iii) of this paragraph 3 if, upon the advice of and after consultation with outside legal counsel, the party determines in good faith that such matters are required to be disclosed pursuant to the requirements of applicable Federal securities laws, including the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and (b) the parties may disclose, and file with the Securities and Exchange Commission, this Agreement.

4. If either party or any of its Representatives are requested by, or required by, court order, subpoena or other similar legal process, to disclose any of the Evaluation Material, it shall provide the other party with prompt written notice of any such request or requirement so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement, and in the absence of such protective order or other remedy or the receipt of a waiver from the disclosing party, if the receiving party or any of its Representatives are, based upon the advice of legal counsel and in connection with any such request or requirement, legally obligated to disclose any of the Evaluation Material, the receiving party or its Representatives may, without liability hereunder, disclose only such portion of the Evaluation Material that such legal counsel advises is legally required to be disclosed, provided that in that connection the receiving party shall use its reasonable best efforts to preserve the confidentiality of such portion of the Evaluation Material, including, without limitation, cooperating with the disclosing party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such portion of the Evaluation Material.

5. If either party decides that it does not wish to proceed with a Transaction, it shall promptly inform the other party of that decision. In that case, or at any time upon the request of the disclosing party for any reason, the receiving party and its Representatives shall promptly destroy or deliver to the disclosing party all Evaluation Material in its or its Representatives' possession. Compliance by a receiving party and its Representatives with the preceding provisions regarding the destruction or return of Evaluation Material shall, upon the disclosing party's request, be confirmed in writing to the disclosing party. Notwithstanding the destruction or return of the Evaluation Material, each party and its Representatives shall continue to be bound by its confidentiality and other obligations hereunder.

6. Each party understands and acknowledges that neither party nor any of their Representatives or stockholders makes any representation or warranty, express or implied, concerning the accuracy or completeness of the Evaluation Material. Each party agrees that neither party nor any of their Representatives or stockholders shall have any liability to the other party or to any of the other party's Representatives or stockholders relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom. Only those representations or warranties that are made in a final definitive agreement regarding a Transaction, when, as and if executed and delivered, and subject to such limitations and restrictions as may be specified therein, will have any legal effect.

7. For a period of two years from the date of this Agreement, neither party shall, without the prior written consent of the other party, directly or indirectly, solicit for employment any employee of the other party with whom a party had contact or who became known to such party in connection with its consideration of a Transaction; provided, however, that the foregoing provision shall not prevent such party from employing any such person who (i) initiates discussions regarding such employment without any direct or indirect solicitation by or encouragement from such party,
     (ii) responds to a general media advertisement or non-directed search inquiry or (iii) has been terminated by the other party prior to commencement of employment discussions between such party and such person.

8. Each party understands and agrees that no contract or agreement providing for any Transaction between them shall be deemed to exist between them unless and until a final definitive agreement has been executed and delivered, and each party hereby waives, in advance, any claims (including, without limitation, breach of contract and tortious interference claims) in connection with any Transaction involving the other party unless and until the parties shall have entered into a final definitive agreement. Each party also agrees that unless and until a final definitive agreement regarding a Transaction between them has been executed and delivered, neither party shall be under any legal obligation of any kind whatsoever with respect to such a Transaction by virtue of this Agreement except for the matters specifically agreed to herein. Each party further acknowledges and agrees that the other party reserves the right, in its sole discretion, to reject any and all proposals made to it or its Representatives with regard to a Transaction between the parties, and to terminate discussions and negotiations with the other party at any time.

9. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

10. Money damages are not an adequate remedy for a breach of this Agreement by either party or any of their Representatives, and the parties hereto shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. The parties further waive any requirement for the securing or posting of a bond in connection with such equitable relief and acknowledge that equitable relief shall not be deemed to be the exclusive remedy for a breach of this Agreement but shall be in addition to all other remedies available at law or equity to the parties.

11. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and no provision of this Agreement may be amended, modified, superseded or waived, in whole or in part, nor any consent given, except by a separate written agreement or instrument executed by the parties. In the event that any provision of this Agreement is held to be illegal or contrary to public policy or otherwise unenforceable, that provision shall be deemed eliminated herefrom or modified to the extent necessary to make the provision enforceable and the validity, legality and enforceability of the remaining provisions of this Agreement (including such provision as modified) shall not in any way be affected or impaired thereby.

12. This Agreement shall benefit and bind successors and permitted assigns of the parties. Neither party may assign any of its rights or delegate any of its duties under this Agreement, including by operation of law, without the prior written consent of the other party, and any purported assignment not consented to shall be absolutely void and of no force and effect.

13. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law provisions thereof. Each party hereto irrevocably and unconditionally submits to the non-exclusive jurisdiction of any State or Federal court sitting in New York City over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereby agrees that service of any process, summons, notice or document by U.S. registered mail addressed to the address set forth on the first page of this Agreement shall be effective service of process for any action, suit or proceeding brought against it in any such court.

14. This Agreement shall terminate upon the earlier of (i) the third anniversary of the date of this Agreement and (ii) the consummation of a Transaction.

15. This Agreement may be executed by the parties hereto in counterparts, both of which, taken together, shall constitute one and the same Agreement.

16. Nothing in this Agreement shall prevent either party from disclosing any information required by the proxy rules; provided, however, that this paragraph 16 shall not apply to financial projections (the disclosure of which financial projections shall require the prior written consent of the providing party).

                        [Signatures on following page.]

     Please confirm your agreement to the foregoing by signing and returning the accompanying copy of this Agreement, whereupon this Agreement shall become binding on the parties hereto and on their respective successors and permitted assignees.

                                               Very truly yours,

                                               MAXWELL SHOE COMPANY INC.



                                               By:    /s/ James J. Tinagero
                                                      -------------------------
                                               Name:  James J. Tinagero
                                               Title: Chief Operating Officer,
                                                      Executive Vice President,
                                                      Secretary


Agreed as of the date
first written above:

JONES APPAREL GROUP, INC.



By:     /s/ Ira M. Dansky
        -------------------------------------
Name:   Ira M. Dansky
Title:  Executive Vice President, General
        Counsel and Secretary